Exhibit (a)(1)(g)

Letter to Clients

OFFER TO EXERCISE

WARRANTS TO PURCHASE ORDINARY SHARES

METEN EDTECHX EDUCATION GROUP LTD.

DECEMBER 7, 2020

THE OFFER TO EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL
EXPIRE AT 11:59 P.M. (EASTERN TIME) ON THE EVENING OF JANUARY 5, 2021
UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

This letter is to inform you that Meten EdtechX Education Group Ltd. (the “Company”) is offering to holders of certain warrants to purchase 12,705,000 Ordinary Shares issued in the Company’s business combination (the “Business Combination”) which led to it becoming a public company, each with an exercise price of $11.50 per share, and any subsequently issued warrants with identical terms and conditions (collectively, the “Warrants”), the opportunity to exercise their warrants at a temporarily reduced exercise price of $1.40 per share of Ordinary Shares, upon the terms set forth in the enclosed Offer to Exercise Warrants to Purchase Ordinary Shares dated as of December 7, 2020 (collectively, together with any amendments or supplements thereto, the “Offer to Exercise”). The offer begins on December 7, 2020 and ends at 11:59 p.m. (Eastern Time) on January 5, 2021, as the same may be extended by the Company in its sole discretion (the “Expiration Date”). All capitalized terms not defined in this letter shall have the meanings set forth in the Offer to Exercise.

We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants in the Offer, and then only pursuant to your instructions.

Please instruct us as to whether you wish to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer to Exercise.

Please note the following:

1. You may tender your Warrants in exchange for Ordinary Shares at a reduced exercise price of $1.40 per share.

2. The Offer to Exercise and associated withdrawal rights will expire at 11:59 P.M. (Eastern Time) on the evening of January 5, 2021 or such later time and date to which the Offer to Exercise is extended.

3. The Offer to Exercise is conditioned on a minimum of sixty-five percent (65%) of Warrants being tendered unless otherwise waived by the Company in its sole discretion. Additionally, the Offer to Exercise is subject to certain other conditions. If certain events occur or fail to occur, the Company may not be obligated to accept the Warrants for the reduced exercise price pursuant to the Offer to Exercise. See “Description of the Offer to Exercise — Section 6. Conditions to the Offer to Exercise” of the Offer to Exercise.

4. Subject to the conditions of the Offer to Exercise, the Company will accept all of the Warrants validly tendered and not withdrawn.

5. Holders of Warrants who are registered holders and who tender their Warrants directly to the Depositary Agent will not be obligated to pay any brokerage commissions or fees.

6. If you are a holder of Placement Warrants or Post-Merger Warrants you must complete the Accredited Investor Questionnaire attached to the Election to Participate and Exercise Warrants.

7. If you are a holder of Placement Warrants, and elect to exercise on a cashless basis, the “date of exercise” for purpose of the calculation of “Fair Market Value” as described in Section 3.3.1 of the Warrant Agreement shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

8. Note that delivery of the Acceptance and Exercise Deliveries by a holder of Warrants shall be deemed a conditional exercise of such Warrants on and as of such delivery date — subject to the conditions set out in the Offer to Exercise and such holder’s withdrawal rights.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 11:59 P.M. (Eastern Time) on the evening of January 5, 2021, or such later time and date to which the Offer is extended.

WARRANTS THAT ARE NOT TENDERED DURING THE OFFER PERIOD WILL THEREAFTER RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT EXERCISE PRICE OF $11.50 PER SHARE, UNLESS THE PARTICIPATION REQUIREMENT IS MET AND THEN THE WARRANTS WILL BE SUBJECT TO THE SECOND REDUCTION PERIOD.

Investing in the Company’s securities involves a high degree of risk. See the section entitled “Risk Factors” in the enclosed Offer to Exercise for a discussion of information that you should consider before tendering Warrants in this Offer.

The Offer is being made solely pursuant to the Offer to Exercise and is being made to all beneficial owners of the Warrants. The Offer to Exercise is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

None of the Company, the Company’s board of directors, the Company’s officers, any information agent or warrant solicitation agent engaged by the Company or the Depositary Agent is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer to Exercise. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Exercise, including the purposes and effects of the Offer to Exercise. See “Description of the Offer to Exercise — Section 2. Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” of the Offer to Exercise. You should discuss whether to tender your Warrants with your legal, tax, accounting and financial advisors, including your broker.

If you tender Warrants, the tendered Warrants may be withdrawn before the Expiration Date and retained on their original terms, unless the Participation Requirement is met, by following the instructions in “Description of the Offer to Exercise — Section 10. Withdrawal Rights” of the Offer to Exercise. Under no circumstances will interest be paid on the exercise price of the Warrants in the Offer to Exercise, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing Ordinary Shares upon the exercise of the Warrants.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO EXERCISE WARRANTS
TO PURCHASE ORDINARY SHARES
OF
METEN EDTECHX EDUCATION GROUP LTD.

The undersigned acknowledge(s) receipt of your letter and the Offer to Exercise dated December 7, 2020 (the “Offer to Exercise”) in connection with the offer by Meten EdtechX Education Group Ltd. (the “Company”) to holders of its warrants to purchase 12,705,000 Ordinary Shares issued in the Company’s business combination (the “Business Combination”) which led to it becoming a public company, each with an exercise price of $11.50 per share, and any subsequently issued warrants with identical terms and conditions (collectively, the “Warrants”), of the opportunity to exercise the Warrants at a temporarily reduced exercise price of $1.40 per share of Ordinary Shares, upon the terms and subject to the conditions described in the Offer to Exercise.

The undersigned hereby instruct(s) you to tender to the number of Warrants indicated below or, if no number is indicated below, all Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exercise.

NUMBER OF WARRANTS TO BE TENDERED HEREBY:

* Unless otherwise instructed, it will be assumed that all Warrants held by us for your account are to be tendered.

The undersigned understands and acknowledges that:

1. If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Warrants at the temporarily reduced exercise price of $1.40 per share. The aggregate number of shares to be purchased is equal to the number of Warrants you exercise, and the aggregate purchase price is such number of shares multiplied by $1.40 per share or for Placement Warrants electing for cashless exercise the formula outlined in Section 3.3.1 of the Warrant Agreement the “date of exercise” for purpose of the calculation of “Fair Market Value” shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

2. The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

3. The undersigned acknowledges that: All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise pursuant to the Offer to Exercise of any Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all exercises of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the exercise of any particular Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including the instructions contained in the Election to Participate and Exercise Warrants) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company. No exercise of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.

Date:___________________, 202__	By:
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